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                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation in this Form 8-K of our report dated January 22, 1999, included in The Vantive Corporation's Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of The Vantive Corporation subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP


San Jose, California,
December 30, 1999